Credit Suisse Asset Management Income Fund
10f-3 Transactions
"For the Period July 1, 2003 through December 31, 2003"


Date	Security				Broker 		Price 	Par (000)	% of Offering	% of Assets	Syndicate Member

*   	   				   		   	   	   	   	<c>	   **
8/1/03	"Dynegy Holdings, Inc. 144A"
	"10.25%, 07/15/03"				Bank of America		99.217	" 1,800 "	0.2000%	0.85000%	CSFB

8/4/03	Advanstar Communications 144A
	"10.75%, 08/15/10"				Bank of America		100	" 1,500 "	0.6500%	0.71000%	CSFB

8/5/03	Concentra Operating Corp.
	"9.50%, 08/15/10"				Salomon		100	" 1,000 "	0.6700%	0.48000%	CSFB

9/16/03	Huntsman LLC 144A
	"11.625%, 10/15/10"				Deutsche Bank		98.815	 350 	0.0900%	0.16000%	CSFB

9/26/03	"Level 3 Financing, Inc. 144A"
	"10.75%, 10/15/11"				Salomon		100	 750 	0.1500%	0.35000%	CSFB

10/9/03	Universal Hospital Service 144A
	"10.125%, 11/01/11"				JP Morgan Chase		103	 250 	0.1000%	0.12000%	CSFB

10/28/03	"United Rentals NA, Inc. 144A"
	"7.75%, 11/15/13"				JP Morgan Chase		100	 800 	0.1500%	0.38000%	CSFB

11/3/03	American Tower Corp. 144A
	"7.25%, 11/01/11"				RBC Dominion Securities		100	 500 	0.1300%	0.24000%	CSFB

11/6/03	"Triad Hospitals, Inc. 144A"
	"7.00%, 11/15/13"				Merrill Lynch		100	" 1,000 "	0.1700%	0.48000%	CSFB

11/19/03	Millicom International Cellular 144A
	"10.00%, 12/01/13"				Morgan Stanley		100	 500 	0.0900%	0.24000%	CSFB

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